EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Sunworks, Inc. of our report dated March 14, 2016, relating to the financial statements of Sunworks, Inc., which appear in the Annual Form 10-K of Sunworks, Inc. for the years ended December 31, 2015 and 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Liggett & Webb, P.A

New York, New York

February 7, 2017